UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Consent and Ninth Amendment to Second Amended and Restated Loan and Security Agreement

On March 13, 2017, Westmoreland Coal Company (the “Company”) executed a consent and amendment to our existing revolving credit facility (the “Revolver”) with The PrivateBank and Trust Company, as agent and as a lender, and East West Bank, as a lender ("Ninth Amendment"). The Ninth Amendment amended: (a) the allocation schedule of cash interest payments under the terms “Canadian Fixed Charges” and “US Fixed Charges,” which definitions are used in the calculation under the Revolver of the Company’s Canadian consolidated fixed charge coverage ratio, US consolidated fixed charge coverage ratio, and combined consolidated Canadian and US fixed charge coverage ratio, (b) the periods to be covered by the Company’s annual projections and (c) the fixed charge coverage ratio requirements to provide for exceptions and modifications to the calculation of that ratio upon the occurrence of certain events. The amendment also authorized us to grant a first priority security interest in certain Canadian assets to a customer to secure our performance under our contract mining arrangement with them.

The above description of the Ninth Amendment is qualified in its entirety by reference to the terms of the Ninth Amendment, which will be attached as an exhibit to our Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 17, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Administrative Officer, Chief Legal Officer and Secretary